CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

John B. Kuhns, President and Chief Executive Officer and Treasurer and Chief Financial Officer of the Albmemarle Investment Trust (the "Registrant"), certifies to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the  Securities  and Exchange Act of 1934, as amended;
and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                 Chief Financial Officer
Albemarle Investment Trust              Albemarle Investment Trust

/s/ John B. Kuhns                       /s/ John B. Kuhns
-----------------                       -----------------
John B. Kuhns                           John B. Kuhns
Date: November 7, 2003                  Date: November 7, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.